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                                                                    EXHIBIT 99.1

                               Puget Energy, Inc.

                        RESTRICTED STOCK AWARD AGREEMENT

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                               PUGET ENERGY, INC.
                               ------------------

                        RESTRICTED STOCK AWARD AGREEMENT

TO:  Stephen P. Reynolds

     We are pleased to inform you that you have been awarded by Puget Energy, Inc., a Washington corporation (the "Company"), a restricted stock award (the "Restricted Stock Award").

     The terms of the Restricted Stock Award are as set forth in this Restricted Stock Award Agreement (this "Agreement"). The Restricted Stock Award is granted outside the Company's Amended and Restated 1995 Long-Term Incentive Compensation Plan (the "Plan") but, except as expressly provided otherwise herein, is limited by and subject to the express terms and conditions of the Plan. Capitalized terms that are not defined in this Agreement but defined in the Plan have the meanings given to them in the Plan.

     The basic terms of the Restricted Stock Award are summarized as follows:

1.   Number of Shares: 50,000

2.   Grant Date: January 8, 2002

3.   Vesting Commencement Date: January 1, 2002

4.   Fair Market Value Per Share: $22.74

5.   Vesting

     The Restricted Stock Award is subject to forfeiture upon varying circumstances relating to your termination of employment with the Company. The restrictions on the shares will lapse and no longer be subject to forfeiture according to the following schedule:

     Date on Which Portion of Restricted           % of Restricted Stock
     Stock Award Is No Longer Subject              Award No Longer
     to Forfeiture                                 Subject to Forfeiture

        One year from Grant Date                            20%

        Two years from Grant Date                           40%

        Three years from Grant Date                         60%

        Four years from Grant Date                          80%

        Five years from Grant Date                         100%

     Early lapse of the forfeiture restrictions may occur as described below in the event of a Change of Control (as that term is defined below and in your Agreement with the Company and Puget Sound Energy, Inc. dated as of January 7, 2002 (the "Agreement")) and in connection with your termination without Cause or for Good Reason, as defined in the Agreement. Shares that have vested and are no longer subject to forfeiture according to the above schedule are referred to herein as "Vested Shares." Shares that are not vested and remain subject to forfeiture under the preceding schedule are referred to herein as "Unvested Shares." The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the above schedule. Collectively, the Unvested Shares and the Vested Shares are referred to herein as the "Shares."

6. Termination of Employment; Change of Control

     6.1 Termination of Employment

     Except as provided in the preceding section, the portion of the Restricted Stock Award subject to forfeiture shall be forfeited by you to the Company upon the termination of your employment for any reason, including without limitation, termination by the Company for Cause (as defined in the Agreement), voluntary resignation by you or the occurrence of your death or Disability (as defined in the Agreement).

     6.2 Change of Control

     Upon a Change of Control (as defined below) of the Company, the vesting of your Restricted Stock Award will accelerate and become fully vested. A Change of Control shall mean the occurrence of any one of the following actions or events:

     (i) The acquisition by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of 20% or more of either (A) the Company's outstanding common stock or (B) the Company's outstanding voting securities; provided, however, that the following acquisitions shall not constitute a Change of Control: (x) any acquisition of securities by the Company, (y) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a business combination, if, following such business combination, the conditions described in clauses (1),
          (2) and (3) of subsection (iii) of this Section 6.2 are satisfied; or

     (ii) A "Board Change" that shall have occurred if a majority of the seats on the Board are occupied by individuals who were neither (1) nominated by a majority of the Incumbent Directors nor (2) appointed by directors so nominated ("Incumbent Director" means a member of the Board who has been either (x) nominated by a majority of the directors of the Company then in office or (y) appointed by directors so nominated, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a


                                       -2-

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          result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

     (iii) Approval by the shareholders of the Company of a Business Combination (which means (A) a reorganization, exchange of securities, merger, consolidation or other business combination involving the Company or
          (B) the sale or other disposition of all or substantially all the assets of the Company or Puget Sound Energy) unless after giving effect to such Business Combination and any equity financing completed or contemplated in connection with or as a result of such Business Combination, (1) more than 66-2/3% of, respectively, the then outstanding shares of common stock of the corporation resulting from or effecting such Business Combination and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock of the Company and outstanding voting securities of the Company immediately prior to such Business Combination in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the outstanding common stock of the Company and outstanding voting securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or its affiliates) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from or effecting such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the Company resulting from or effecting such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or action of the Board providing for such Business Combination.

7. Securities Law Compliance

     Notwithstanding any other provision of this Letter Agreement, you may not sell the Shares unless they are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such sale would be exempt from the registration requirements of the Securities Act. The sale of the Shares must also comply with other applicable laws and regulations governing the Shares, and you may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.


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8. Transfer Restrictions

     Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares shall be strictly prohibited and void, however, such restrictions on transfer will not apply to a gratuitous transfer of the Shares provided that you obtain the Company's prior written consent to such transfer.

9. Section 83(b) Election for Restricted Stock Award

     You understand that under Section 83(a) of the Code, the excess of the fair market value of the Unvested Shares on the date the forfeiture restrictions lapse over the fair market value of such Shares on the Grant Date will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term "forfeiture restrictions" means the right of the Company to receive back any Unvested Shares upon termination of your employment with the Company. You understand that you may elect under Section 83(b) of the Code to be taxed at ordinary income rates on the fair market value of the Unvested Shares at the time they are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an "83(b) Election") must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Restricted Stock Award.

     You understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company and (b) the 83(b) Election may cause you to recognize more compensation income than you would have otherwise recognized if the value of the Unvested Shares subsequently declines.

     THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the award of the Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.

     You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment") attached hereto as Exhibit A. You further agree that you will execute


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

and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if you choose to make such an election.

10. Assignment Separate From Certificate

     As security for the faithful performance of this Agreement, you agree, upon execution of this Agreement, to deliver a stock power in the form attached as Exhibit C, executed by you and your spouse, if any (with the transferee, certificate number, date and number of Shares left blank), along with any certificate(s) evidencing shares issued to you, to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such stock power and any such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. You and the Company agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. Escrow Holder may rely on any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated in this Agreement. The Shares may be released from escrow as they cease to be Unvested Shares.

11. Legends

     You understand and agree that the Unvested Shares are subject to forfeiture and that the certificate(s) representing the Unvested Shares will bear a legend in substantially the following form:

     "The securities represented by this certificate are subject to certain restrictions on transfer and forfeiture restrictions and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a restricted stock award agreement between the issuer and the original recipient of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and forfeiture restrictions are binding on transferees of these shares."

12. Stop-Transfer Notices

     You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

13. Independent Tax Advice

     You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on


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

your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of your specific situation or have had the opportunity to consult with such a tax advisor but have chosen not to do so.

14. Withholding and Disposition of Shares

     You agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse. In accordance with the Plan, you may use vested shares to pay any applicable tax withholding obligations due hereunder, provided, however, such tendered shares must have been held for the period required to avoid a charge to the Company's reported earnings. In addition, such tendered shares must be owned free and clear of any liens, claims, encumbrances or securities interests and must be valued at their fair market value on the date preceding the date of tender.

15. General Provisions

     15.1 Notices

     Any notice required in connection with (a) the Company's forfeiture rights or (b) the disposition of any Shares covered thereby will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated in this Agreement or at such other address as such party may designate by ten days' advance written notice under this Section 15.1 to all other parties to this Agreement.

     15.2 No Waiver

     No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

     15.3 Undertaking

     You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.


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

     15.4 Entire Contract

     This Agreement, the Plan and the Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

     15.5 Successors and Assigns

     The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

     15.6 Shareholder of Record

     You will be recorded as a shareholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a shareholder with respect to the Shares. 15.7 Counterparts This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

     15.7 Counterparts

     This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

     15.8 Governing Law

     This Agreement will be governed by and construed in accordance with the laws of the State of Washington.


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     IN WITNESS WHEREOF, the parties have executed this Agreement dated of
January 8, 2002.

                                       PUGET ENERGY, INC.

                                       By: /s/ Dorothy Graham
                                          -------------------------------------


                                       STEPHEN P. REYNOLDS

                                        /s/ Stephen P. Reynolds
                                       ----------------------------------------
                                       Printed Name: Stephen P. Reynolds
                                                    ---------------------------


     By his signature below, the spouse of the recipient of the Restricted Stock Award, if he is legally married as of the date of execution of this Agreement, acknowledges that she has read this Agreement and the Plan and is familiar with the terms and provisions of this Agreement and the Plan, and agrees to be bound by all the terms and conditions of this Agreement and the Plan.


                                       Dated:
                                             ----------------------------------

                                       ----------------------------------------
                                       Spouse's Signature

                                       ----------------------------------------
                                       Printed Name


     By his signature below, recipient represents that he is not legally married as of the date of executing this Agreement.


                                       Dated:
                                             ----------------------------------

                                       ----------------------------------------
                                       Recipient's Signature

                                    EXHIBIT A
                                    ---------

                    ACKNOWLEDGMENT AND STATEMENT OF DECISION
                        REGARDING SECTION 83(b) ELECTION

     The undersigned, a recipient of _______ shares of Common Stock of Puget Energy, Inc., a Washington corporation (the "Company"), pursuant to a restricted stock award granted outside of, but pursuant to the terms of the Company's Amended and Restated Long-Term Incentive Compensation Plan (the "Plan"), hereby states as follows:

     1. The undersigned acknowledges receipt of a copy of the Restricted Stock Award Agreement and Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Agreement pursuant to which the award was granted.

     2. The undersigned either (check and complete as applicable)

          (a)__has consulted, and has been fully advised by, the undersigned's own tax advisor, ________________________, whose business address is _________________________, regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state law, or

          (b)__has knowingly chosen not to consult such a tax advisor.

     3. The undersigned hereby states that the undersigned has decided (check as applicable)

          (a)__to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Restricted Stock Award Agreement, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986", or

          (b)__not to make an election pursuant to Section 83(b) of the Code.

     4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.


Dated:
      ---------------                  ----------------------------------------
                                       Recipient

                                       ----------------------------------------
                                       Print Name

Dated:
      ----------------                 ----------------------------------------
                                       Spouse of Recipient

                                       ----------------------------------------
                                       Print Name

                                    EXHIBIT B
                                    ---------

                          ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

     NAME OF TAXPAYER:
                      -------------------------------------

     NAME OF SPOUSE:
                     --------------------------------------

     ADDRESS:
              ---------------------------------------------

              ---------------------------------------------

     IDENTIFICATION NO. OF TAXPAYER:
                                    -----------------------

     IDENTIFICATION NO. OF SPOUSE:
                                  -------------------------
     TAXABLE YEAR:
                  -----------------------------------------

2. The property with respect to which the election is made is described as follows: _______________ shares of the Common Stock of Puget Energy, Inc., a Washington corporation (the "Company").

3.   The date on which the property was transferred is: _______________________

4.   The property is subject to the following restrictions:

     The property is subject to a forfeiture right pursuant to which the Company can reacquire the Shares if for any reason taxpayer's services with the Company are terminated. The Company's right to receive back the shares lapses in a series of installments over a ___-year period ending on
     ______________________.

5. The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________

6.   The amount (if any) paid for such property is: $___________

     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

     The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner of Internal Revenue.


Dated:
      ---------------                  ----------------------------------------
                                       Taxpayer

Dated:
      ---------------                  ----------------------------------------
                                       Spouse of Taxpayer

DISTRIBUTION OF COPIES
----------------------

1. File original with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2. Attach one copy to the taxpayer's income tax return for the taxable year in which the property was transferred.

3.   Mail one copy to the Company at the following address:


     -----------------------

     -----------------------

     -----------------------

                                    EXHIBIT C
                                    ---------

                           STOCK POWER AND ASSIGNMENT
                            SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________, _________ shares of the Common Stock of Puget Energy, Inc., a Washington corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No.___ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

                                       Dated:
                                             ----------------------------------


                                       Signature:
                                                 ------------------------------

                                       Please print name:
                                                         ----------------------



                                       Spouse's signature, if any:
                                                                  -------------

                                       Please print name:
                                                         ----------------------

     Please see Section 11 of the Restricted Stock Award Agreement for information on completing this form.